UWHARRIE CAPITAL CORP
                      DIRECTORS DEFERRED COMPENSATION PLAN



     The Uwharrie Capital Corp Directors Deferred Compensation Plan (hereinafter the "Plan") is intended to advance the interests of Uwharrie Capital Corp, a North Carolina corporation (hereinafter the "Corporation"), by providing its Board of Directors with additional incentive to promote the success of the Corporation, and to encourage such directors to remain as directors of the Corporation.

     The Plan shall be administered by an individual, committee of individuals or other person to be appointed by the Board of Directors of the Corporation (hereinafter the "Administrator"). Subject to the provisions of the Plan and the laws of the State of North Carolina, the Administrator shall have full authority and sole discretion to administer, interpret and construe the Plan, including setting rules and regulations relating to the Plan and making determinations and taking action necessary for the implementation and administration of the Plan, all in its discretion. All determinations of the Administrator shall be final, conclusive and binding on the Corporation and its stockholders and upon all participants in the Plan and anyone claiming under or through any of them.

     Section 1. DEFINITIONS. The following words and phrases shall have the meanings set forth below whenever they are used in this Plan:

          (a) ADMINISTRATOR. An individual, committee of individuals or other person to be appointed by the Board of Directors of the Corporation; the Administrator shall have full authority and sole discretion to administer, interpret and construe the Plan, including setting rules and regulations relating to the Plan and making determinations and taking action necessary for the implementation and administration of the Plan, all in its discretion.

          (b) ALTERNATIVE RATE. The rate established separately for each successive calendar quarter equal to the average yield-to-maturity for the two (2) year United States Treasury note at the last auction in the immediately preceding calendar quarter plus 2%.

          (c) BENEFICIARY. The individual or individuals selected by a director as beneficiary or alternate beneficiary pursuant to Section 2 hereunder who shall be entitled to receive payments upon the director's death.

          (d) CORPORATION. Uwharrie Capital Corp, a corporation chartered under the laws of the State of North Carolina. Except where the context clearly indicates otherwise, the word Corporation shall also refer to all affiliated companies of the Corporation which have adopted the provisions of the Plan.
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     Except to the extent specifically provided otherwise, Uwharrie Capital
     Corp shall have the authority to act on behalf of other adopting sub-sidiaries with respect to the operation and administration or the Plan.

          (e)  DIRECTOR.  A member of the Board of Directors of Uwharrie
     Capital Corp and members of the Boards of Directors of affiliated companies as selected by the Administrator to be eligible to defer directors' fees under this Plan.

          (f) ERISA. The Employee Retirement Income Security Act of 1974, as amended.

          (g) MOODY'S RATE. The rate to be established separately for each successive calendar quarter that is equal to the average of the previous calendar quarter's monthly Average Moody's Seasoned Aaa Corporate Bond Yield Averages as published in Moody's Bond Record.

          (h)  PLAN.  The Uwharrie Capital Corp Deferred Compensation Plan.

     Section 2. DEFERRED COMPENSATION ELECTION. Each Director may elect to defer receipt of all or any portion of the director's fees he expects to receive for services rendered to the corporation as a Director during the term of his or her service by entering into a written deferred compensation election in the form and manner prescribed by the Administrator.

          (a) ELECTION REVOCABILITY. The election to defer directors' fees payable shall be irrevocable for the calendar year for which such election is made. Any revocation will become effective in the calendar year after such revocation is made and will continue in effect for succeeding calendar years unless a new written deferred compensation election is executed.

          (b) FORM OF DEFERRAL. In making an initial election to defer directors' fees, the Director shall also give notice of his election as to the manner and duration of distribution (which shall not exceed the Director's actuarially computed life expectancy), and such election shall be irrevocable for all calendar years with respect to which deferrals are made pursuant too this Plan. Such election is limited to either a lump sum payment or to distribution by means of approximately equal annual installments with such installments to include principal and interest. The initial election as to the manner and duration of distribution of all amounts deferred by the Director and benefits provided under this Plan.

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                (c) BENEFICIARY. Each Director making a deferral election under this Plan may designate, in a writing delivered to the Administrator prior to his or her death, a beneficiary to receive payments upon such Director's death. A Director may also designate an alternate beneficiary to receive payments if, and only if, the primary beneficiary does not survive the death of such Director. A Director may designate more than one person as a beneficiary or alternate beneficiary, in which case such persons shall be entitled to receive any payments hereunder as joint tenants with a right of survivorship. A Director may change the designated beneficiary or alternate beneficiary in a writing delivered to the Administrator prior to such Director's death; unless otherwise specified in such writing, any change in beneficiary or alternate beneficiary shall be deemed to be a revocation of any prior designation under this Plan.


                Section 3. INTEREST. Interest shall accrue on directors' fees deferred by each Director hereunder at a rate to be established separately for each successive calendar quarter by the Administrator. As of the effective date of the Plan, the interest rate shall be determined based on the Moody's Rate.

                In the event the above referenced index ceases to be published, the Moody's Rate shall be replaced in the above referenced formula with the Alternative Rate, or such other formula as shall be adopted by the Administrator. Unless specifically agreed to hereafter by the Corporation, no further adjustment shall be made following retirement, disability, death of a Director, or termination of a Director's service with the Corporation whether voluntary or involuntary.

                Interest earned on a Director's account during a month shall be the rate, as determined above, times the director's account balance on the first day of that month times the actual number of days in that month divided by 360. Interest earned during a month shall be credited to each Director's account on the last day of the month in which the interest was earned. Account balances on the first day of each month shall reflect contributions to or payments from the accounts during the prior month, interest credited during the prior month, and any other transactions in the Directors account. Each Directors account shall be maintained as a bookkeeping record only, and all amounts credited to such accounts shall remain as general assets of the Corporation.


                Section 4. DISABILITY OF DIRECTOR. In the event a Director, while in active service, becomes totally disabled, as such term is defined in the Corporation's group life and health insurance plan, or such other welfare benefit plan as determined by the Administrator, then the Corporation, at its discretion, may make full or partial disbursement of the amount in the Director's account. If disbursement commences and the Director thereafter recovers from

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disability, then disbursement shall cease. The amount remaining in the
Director's account shall be held pursuant to the terms of this Plan and deferral of compensation may resume.


                Section 5. DEATH OF DIRECTOR. The Beneficiary of any payments to be made after a Director's death shall be the beneficiary or alternate beneficiary specified in accordance with Section 2 hereunder. If no Beneficiary specified in such election shall survive the Director; any payment owed hereunder shall be made to the Director's Estate. Should a Director die while receiving installment payments pursuant to an election made pursuant to Section 2 of this Plan, the Beneficiary shall receive the remaining payments in installments as previously elected by the Director. Should a Director die before his service as a Director is completed, the amount deferred by such Director under this Plan (including interest thereon and benefits accrued hereunder) shall be paid to the Beneficiary as elected by the Director pursuant to Section 2; if such Director has elected to receive payment upon retirement, payment shall be made or commence on the first day of the calendar quarter following the later of the calendar quarter following such Director's death or quarter in which such director would have reached age 55. If the Beneficiary should die before all such payments are received, remaining payments shall be made to the Beneficiary's estate, and not to any alternate beneficiary designated by the Director.


                Section 6. OBLIGATION OF THE CORPORATION UNSECURED. Each Director, Beneficiary and any other person or persons having or claiming a right to payments hereunder or to any interest in this Plan shall rely solely on the unsecured promise of the Corporation set forth herein, and nothing in this Plan shall be constructed to give a Director, Beneficiary or any other person or persons any right, title, interest or claim in or to any specific asset, fund, reserve account or property of any kind whatsoever owned by the Corporation or in which the Corporation may have any right, title or interest now or in the future, but each Director shall have the right to enforce his or her claim against the Corporation in the same manner as any unsecured creditor.

                Section 7. PLAN ADMINISTRATION.

                (a) POWERS OF THE PLAN ADMINISTRATOR. The Administrator shall have full power and authority to interpret, construe, and administer this Plan. The Administrator's interpretations and constructions hereof, and actions hereunder, including any determinations regarding the amount or recipient of any payments shall be binding and conclusive on all persons for all purposes. The Administrator shall not be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to his-willful misconduct or lack of good faith.

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
          (b) DENIAL OF A CLAIM FOR BENEFITS. The following claims procedure shall apply to the Plan and shall be interpreted consistent with the requirements of ERISA:

          (i) If for any reason a claim for benefits under this Plan is denied, the Administrator shall deliver to the claimant a written explana-tion setting forth the specific reasons for the denial, pertinent references to the Plan section on which the denial is based, such other data as may be pertinent and information on the procedures to be followed by the claimant in obtaining a review of its claim, all written in a manner calculated to be understood by the claimant. For this purpose:

               (1) The claimant's claim shall be deemed filed when presented orally or in writing to the Administrator.

               (2) The Administrator's explanation shall be in writing delivered to the claimant within 90 days of the date the claim is filed.

          (ii) The claimant shall have 60 days following its receipt of the denial of the claim to file with the Administrator a written request for review of the denial. For such review, the claimant or its represen-tative may submit pertinent documents and written issues and comments.

          (iii) The Administrator shall decide the issues on review and furnish the claimant with a copy within 60 days of receipt of the claimant's request for review of its claim. The decision on review shall be in writing and shall include specific reasons for the decisions written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent Plan provisions on which the decision is based. If a copy of the decision is not so furnished to the claimant within such 60 days, the claim shall be deemed denied on review.


          (c) PAYMENTS ON BEHALF OF AN INCOMPETENT. If the Administrator finds that any person who is entitled to any payment hereunder is a minor or is unable to care for his or her affairs because of disability or incompetency, payment of any such amounts may be made to anyone found by the Administrator to have incurred expense on behalf of such person, or to be otherwise entitled to such payment, in the manner and under the conditions that the Administrator determines. Such payment shall be a complete discharge of the liabilities of the Corporation hereunder with respect to the amounts so paid.

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


          (d) THE CORPORATION'S BOOKS AND RECORDS ARE CONTROLLING. The books and records of the Corporation and the Administrator shall be controlling in the event a question arises hereunder concerning the amount of direc-tors' fees, deferred amounts, or interest earned with respect to any deferred amounts; the account balances; elections as to payment date or the number of installments; the designation of a beneficiary, or any similar matter.

          Section 8. AMENDMENTS. This Plan may be amended by the Corporation at any time or from time to time, provided, however, the Plan may not be amended to accelerate the payment of any amount to a Director or Beneficiary unless the Corporation finds that such acceleration is necessary due to unusual cond-itions or hardship of such Director or Beneficiary, and further provided no amendment shall reduce a Director's or Beneficiary's benefits under the Plan to an amount less than the amount he would have been entitled to under the Plan on the later of the date the amendment is adopted or made effective, as if the Plan had been terminated on that date.

          Section 9. TERMINATION. Although the Plan is intended to be permanent notwithstanding any provision, herein, Uwharrie Capital Corp may terminate this Plan, and a subsidiary may terminate its participation herein, at any time. Uwharrie Capital Corp may terminate the Plan, if, in its sole discretion, it determines that any change in federal or state law, or judicial or administra- tive interpretation thereof, has materially affected the Corporation's cost of providing the benefits otherwise payable to a Director shall be calculated as if the Director terminated employment on the date the Plan terminated, and shall be paid in a lump sum as soon as administratively possible after the termination of the Plan.

          Section 10. ASSIGNMENTS PROHIBITED. No Director, Beneficiary, or other person entitled to payments hereunder shall have power to transfer, assign, anticipate, mortgage or otherwise encumber their interest in advance any of such payments. Except as provided in Section 3, such payments shall not be subject to seizure for the payments of public or private debts, judgments, alimony or separate maintenance, or be transferable by operation of law in event of bankruptcy, insolvency or otherwise, or be subject to any liability of a Director, Beneficiary or other entitled to payments hereunder.

          Section 11. BINDING EFFECTS. This Plan shall be binding upon the Directors, their heirs, executors, administrators, successors and assigns.
Upon the merger, consolidation, or reorganization of the Corporation, (a) this Plan may be assumed by the successor corporation, subject to the prior approval of Uwharrie Capital Corp and the successor shall have all the rights,

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

duties and obligations of the Corporation hereunder; or (b) to the extent provided by Uwharrie Capital Corp, prior to the event described above, the Plan shall become binding on the successor, or (c) prior to the event described above Uwharrie Capital Corp may provide that the Plan be terminated and benefits hereunder shall be immediately payable.


                Section 12. SEVERABILITY. In the event any provision of this Plan shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

                Section 13. WITHHOLDING. The Corporation may withhold or require the withholding of, from any payment which it is required to make under this Plan, any Federal, State or local taxes required by law to be withheld with respect to such payment and such sum as the Corporation may reasonably estimate as necessary to cover any taxes for which the Corporation may be liable and which may be assessed with regard to such payment.


                Section 14. GOVERNING LAW. This Plan shall be governed, construed and enforced in accordance with the laws of the State of North Carolina, except to the extent exempted by ERISA.


                Section 15. TAX LITIGATION. The corporation shall have the right to contest, at its expense, any tax ruling or decision, administrative or judicial, on an issue that is related to the Plan and that the Administrator believe to be important to participants in the Plan, and to conduct any such contest or any litigation arising therefrom to a final decision.


                Section 16. MISCELLANEOUS. The Plan is intended to qualify for the "top-hat" exemption within the meaning of ERISA, and shall be construed accordingly


         IN WITNESS WHEREOF, the officers of the Corporation have executed this Plan this the 28 day of December 1994.


ATTEST:                            UWHARRIE CAPITAL CORP.

/s/ Tamara M. Singletary           BY: /s/ Roger L. Dick
-------------------------              ------------------
       Secretary                        Authorized Officer



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